UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 2, 2021

VIAVI SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-22874	94-2579683
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

7047 E Greenway Pkwy Suite 250,	Scottsdale,	Arizona	85254
(Address of principal executive offices and Zip Code)

 (408) 404-3600
(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of the exchange on which registered
Common Stock, $0.001 par value	VIAV	The Nasdaq Stock Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company. ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02. Unregistered Sale of Equity Securities.

On September 2, 2021, Viavi Solutions Inc. (“VIAVI”) entered into separate privately-negotiated exchange agreements (the “Exchange Agreements”) with certain holders of its 1.75% Senior Convertible Notes due 2023 (the “2023 Notes”) and 1.00% Senior Convertible Notes due 2024 (the “2024 Notes” and, together with the 2023 Notes, the “Notes”), under which VIAVI will deliver and pay an aggregate of (a) 10.6 million shares of VIAVI’s common stock, par value $0.001 per share (the “Common Stock”) and (b) $197.0 million in cash, collectively, in exchange for $93.8 million principal amount of the 2023 Notes and $181.2 million principal amount of the 2024 Notes (the “Exchange Transactions”).

The Exchange Transactions are expected to close on or about September 10, 2021. Following the closing of the Exchange Transactions, $131.2 million in aggregate principal amount of 2023 Notes will remain outstanding and $278.8 million in aggregate principal amount of 2024 Notes will remain outstanding, in each case, with terms unchanged.

VIAVI will not receive any cash proceeds from the Exchange Transactions. In exchange for delivering and paying the shares of VIAVI’s Common Stock and cash under the Exchange Transactions, VIAVI will receive and cancel the exchanged Notes. VIAVI will fund the cash portion of the Exchange Transactions with existing cash and cash equivalents.

The Exchange Transactions are being conducted as a private placement and the shares of Common Stock to be issued in the Exchange Transactions will be issued under the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(a)(2) of the Securities Act and were offered only to persons reasonably believed to be institutional “accredited investors” within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act that are also “qualified institutional buyers” within the meaning of Rule 144A promulgated under the Securities Act. VIAVI is relying on this exemption from registration based on the representations made by the holders of the Notes participating in the Exchange Transactions.
Item 8.01. Other Events.
In connection with the Exchange Transactions, VIAVI anticipates entering into an accelerated share repurchase agreement to repurchase shares of VIAVI’s Common Stock approximately equal to the shares issued in connection with the Exchange Transactions.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIAVI SOLUTIONS INC.

	By:	/s/ Henk Derksen
	Name:	Henk Derksen
	Title:	Executive Vice President and Chief Financial Officer

September 2, 2021